UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2025

AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware	1-8400 1-2691	75-1825172 13-1502798
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive, Fort Worth, Texas 1 Skyview Drive Fort Worth, Texas	76155 76155
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(682)
278-9000
(682)
278-9000
N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	—	(1)

(1)	Attached to the Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.
As further described below, American (as defined below) and its affiliates have raised $1.0 billion to refinance near term maturities.
On May 28, 2025, American Airlines, Inc., a Delaware corporation (“
American”),
and AAdvantage Loyalty IP Ltd. (“
Loyalty Co”
and with American, collectively, the “
Borrowers
”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, entered into that certain Third Amendment to Term Loan Credit and Guaranty Agreement (the “
Third Amendment
”) with Barclays Bank PLC, as administrative agent (the “
Administrative Agent
”), and Citibank, N.A., as the designated lender of the 2025 Incremental Term Loans (as defined below) to the Term Loan Credit and Guaranty Agreement, dated as of March 24, 2021 (prior to the entry into the Third Amendment, the “
Prior 2021 Credit Agreement
”), with, among others, the lenders party thereto, the Administrative Agent, and Wilmington Trust, National Association, as collateral administrator.
Pursuant to the Third Amendment, the Borrowers incurred $1.0 billion of incremental term loans (the “
2025 Incremental Term Loans
”). The terms of the 2025 Incremental Term Loans are substantially similar to the existing term loans under the Prior 2021 Credit Agreement; however, the 2025 Incremental Term Loans (a) bear interest at a base rate (subject to a floor of 0.00%) plus an applicable margin of 2.25% per annum, or, at the Borrowers’ option, the SOFR rate for a tenor of three months (subject to a floor of 0.00%), plus an applicable margin of 3.25% per annum, (b) have a scheduled principal amortization amount equal to 0.25% of the original aggregate principal amount of the 2025 Incremental Term Loans made on the effective date of the Third Amendment, payable quarterly beginning in July 2025, (c) are not subject to a cost spread adjustment and (d) have a maturity date of May 28, 2032. The Borrowers will use the net proceeds of the 2025 Incremental Term Loans (after deducting fees, costs and expenses of the transaction) (i) to fund the reserve account required by the Third Amendment, (ii) to make an additional intercompany loan to American, and (iii) for general corporate purposes, including the repayment of near term maturities.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Third Amendment, which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Bala n ce Sheet Arrangement of a Registrant.
The disclosure included in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Term Loan Credit and Guaranty Agreement, dated as of May 28, 2025, among American Airlines, Inc., AAdvantage Loyalty IP Ltd., Barclays Bank PLC, as administrative agent, and Citibank, N.A., as Designated 2025 Incremental Term Lender.*

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

*	Portions of this exhibit have been redacted in accordance with Item 601(a)(6) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this r epor
t to be signed on its behalf by the undersigned hereunto duly authorized.

A MERICAN A IRLINES G ROUP I NC .

Date: May 29, 2025	By:	/s/ Devon E. May
Devon E. May
Executive Vice President, Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A MERICAN A IRLINES , I NC .

Date: May 29, 2025	By:	/s/ Devon E. May
Devon E. May
Executive Vice President, Chief Financial Officer